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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 24, 2000



                         WORLDGATE COMMUNICATIONS, INC.
               (Exact Name of Registrant as Specified in Charter)


        DELAWARE                      000-25755               23-2866697
(State or Other Jurisdiction         (Commission           (I.R.S. Employer
     of Incorporation)               File Number)         Identification No.)


    3190 Tremont Avenue, Trevose, PA                            19053
(Address of Principal Executive Offices)                      (Zip Code)


      Registrant's telephone number, including area code (215) 354-5100


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ITEM 5.  OTHER EVENTS

     On July 24, 2000, WorldGate Communications, Inc. ("WorldGate") entered into multi-year agreements with Adelphia Communications Corporation ("Adelphia"), Comcast Cable Communications Inc. ("Comcast") and Cox Communications, Inc. ("Cox") and agreed to an extension of an existing agreement with Charter Communications, Inc. ("Charter", and together with Adelphia, Comcast and Cox, the "MSOs"), for the digital deployment of the WorldGate Internet on EVERY TV-SM- Service to a predetermined number of households. Along with the deployment agreements, the MSOs will also purchase an aggregate of 1,531,211 shares of WorldGate for $24.5 million. Additionally, each MSO was issued a warrant to purchase up to an additional 500,000 shares of WorldGate, which warrants vest based upon the distribution of the WorldGate Service beyond the initial commitments.

     WorldGate also entered into a separate joint venture with the MSOs, called TVGateway-SM-. TVGateway will license WorldGate's patented Channel HyperLinking-SM- and Ultra-Thin Client-SM- technology from WorldGate, which can provide the back office infrastructure support necessary to implement interactive advertising and programming for the MSO's digital set-top boxes. TVGateway also will license WorldGate's Application Launcher technology, in which multiple applications can be easily interchanged in the digital set-top box.

     A copy of the press release announcing these agreements is filed as Exhibit
99.1 and incorporated in this report by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

EXHIBIT NO.                                      DESCRIPTION
-----------                                      -----------

99.1                                     Press Release dated July 26, 2000



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            WORLDGATE COMMUNICATIONS, INC.

Date: July 26, 2000                            By: /s/ HAL M. KRISBERGH
                                                   ---------------------
                                                       Hal M. Krisbergh
                                                       Chief Executive Officer


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                                  EXHIBIT INDEX



EXHIBIT NO.                                 DESCRIPTION
-----------                                 -----------

   99.1                                     Press Release dated July 26, 2000